POWER OF ATTORNEY

BRASILCEL N.V.

The undersigned:

name	:	Brasilcel N.V.
legal form	:	limited liability company
country of incorporation	:	the Netherlands
corporate seat/registered office	:	Amsterdam, The Netherlands
address	:	Strawinskylaan 3105
city and postal code	:	Amsterdam, The Netherlands, 1077 ZX
country	:	The Netherlands
(the “Principal”),

represented by its members of the board of directors:

1.	Zeinal Abedin Mahomed Bava, residing at 1600-453 Lisbon, Portugal, Rua Fernando Namora, n.°34-9° Dto, born in Lourenco Marques, Mocambique at November 18, 1965;

2.	Iriarte José Araújo Esteves, residing at 2765 Estoril, Portugal, Rua Carlos Anjos, n.° 21, R/c, born in S. Pedro de Penaferrin Sintra, Portugal at June 17, 1949;

3.	Carlos Manuel de Lucena e Vasconcelos Cruz, residing at 2645-143 Alcabideche, Portugal, Quinta Patino, Lote 12, born in Campo Grande, Lisboa at September 12, 1957;

4.	Harry Dirk Hilbert Moraal, residing at 3892 EJ Zeewolde, the Netherlands, Atalanta 122, born in Enschede, the Netherlands at April 9, 1969;

5.	Theo Spijkerman, residing at 1901 LM Castricum, the Netherlands, Hyacinthenveld 27, born in Westzaan, the Netherlands at July 13, 1957;

6.	Hendrik Justus Wirix, residing at 1191 EW Ouderkerk a/d Amstel, the Netherlands, H. van Avercampweg 25, born in Arnhem, the Netherlands at May 3, 1947;

7.	Ursula Maria Daelman-Geerdink, residing at 1338 CA Almere Buiten, the Netherlands, Pandabeerstraat 5, born in Haarlemmenneer, the Netherlands at January 24, 1962;

8.	Robertus Gerardus Maria Verhoef, residing at 3607 CP Maarssen, the Netherlands, Fazantenkamp 306, born in Rotterdam at March 4, 1945;

9.	Carlos David Maroto Sobrado, residing at 1059 EB Amsterdam, the Netherlands, Sloterkade 157, born in Madrid, Spain at February 22, 1973;

10.	Antonio Pedro De Carvalho Viana Baptista, residing at Goya 24, 28001 Madrid, Spain, born in Campo Grande-Lisboa, Portugal at December 19, 1957;

11.	Ignacio Aller Mallo, residing at Goya 24, 28001 Madrid, Spain, born in Palencia, Spain at December 1, 1945;

12.	Félix Pablo Ivorra Cano, residing at Goya 24, 28001 Madrid, Spain, born in Argel, Argelia at July 1, 1946,

hereby grants the following power of attorney:

1.	This power of attorney is granted to the following proxy holders A of the Principal:

Francisco José Azevedo Padinha; residing at São Paulo, Brasil, born in Alcochete, Portugal, at October 22, 1946, passport 26466.

Luis Avelar, residing at São Paulo, Brasil, born in Medelin, Portugal, at April 15, 1954 and passport D-653865.

Guilherme Portela, residing at Rio de Janeiro, Brasil, born in N. Sra. De Fátima, Lisboa, Portugal, at February 3, 1966, and passport 6996724.

Gilson Rondinelli, residing at São Paulo, Brasil, born in São Paulo, Brasil, at April 13, 1949 and RG 4347710.

(each a “Proxy holder A”),

and to the following proxy holders B of the Principal:

Fernando Abella Garcia, residing at Rio de Janeiro, Brasil, born in León, Spain, at May 20, 1963 and passport number RE 009800805338.

Javier Rodriguez, residing at Rio de Janeiro, Brasil, born in Palencia, Spain, at December 8, 1955 and passport number RE 009800829333.

Carlos de la Rosa, residing at Rio de Janeiro, Brasil, born in Madrid, Spain, at October 20, 1948, and pasport RE 002020157338.

Paulo Cesar Teixeira, residing at Rio de Janeiro, Brasil, born in Rio Grande do Sul, Brasil, at June 18, 1957, and RG 3015401759.

(each a “Proxy holder B”),

(each Proxy holder A and Proxy holder B hereinafter referred to as: “Authorised Person”).

2a.	This power of attorney is granted to any Proxy holder A solely for the performance of the following acts in the Principal’s name:

To represent the Principal in the performance of any acts which he deems necessary, including agreements of all kind and nature, execution of any instruments, as well as all affairs of the Principal and acts of disposal acting jointly with a Proxy holder B.

2b.	This power of attorney is granted to any Proxy holder B solely for the performance of the following acts in the Principal’s name:

To represent the Principal in the performance of any acts which he deems necessary, including agreements of all kind and nature, execution of any instruments, as well as all affairs of the Principal and acts of disposal acting jointly with a Proxy holder A of the Principal.

3.	This power of attorney may be revoked only in writing.

4.	In performing acts pursuant to this power of attorney, no Authorised Person may act as a counterparty to the Principal or act pursuant to a power of attorney granted by one or more other persons involved in the acts referred to in paragraph 2.

The Authorised Persons may not grant this power of attorney to another person.

in evidence whereof:

this power of attorney was signed in the manner set out below.

in evidence whereof:

this declaration was signed in the manner set out below.

/s/ Zeinal Abedin Mahomed Bava

By: Zeinal Abedin Mahomed Bava
Date

/s/ Iriarte José Araújo Esteves

By: Iriarte José Araújo Esteves
Date

/s/ Carlos Manuel de Lucena e Vasconcelos Cruz

By: Carlos Manuel de Lucena e Vasconcelos Cruz
Date

/s/ Harry Dirk Hilbert Moraal

By: Harry Dirk Hilbert Moraal
Date

/s/ Theo Spijkerman

By: Theo Spijkerman
Date

/s/ Hendrik Justus Wirix

By: Hendrik Justus Wirix
Date

/s/ Ursula Maria Daelman-Geerdink

By: Ursula Maria Daelman-Geerdink
Date

/s/ Robertus Gerardus Maria Verhoef

By: Robertus Gerardus Maria Verhoef
Date

/s/ Carlos David Maroto Sobrado

By: Carlos David Maroto Sobrado
Date

/s/ Antonio Pedro De Carvalho Viana Baptista

By: Antonio Pedro De Carvalho Viana Baptista
Date

/s/ Ignacio Aller Mallo

By: Ignacio Aller Mallo
Date

/s/ Felix Pablo Ivorra Cano

By: Felix Pablo Ivorra Cano
Date

Seen by me, Paul Hubertus Nicolaas Quist, civil-law notary in Amsterdam, The Netherlands, for the legalization of the signatures of Mr. H.D.H. Moraal, Mr. Th. Spijkerman, Mr. H.J. Wirix, Mrs. U.M. Daelman-Geerdink and Mr. R.G.M. Verhoef.

I certify that pursuant to the information received today from the Chamber of Commerce and Industries Mr. Z.A. Mahomed Bava, Mr. I.J. Araújo Esteves, Mr. C.M. De Lucena e Vasconcelos Cruz, Mr. H.D.H. Moraal, Mr. Th. Spijkerman, Mr. H.J. Wirix, Mrs. U.M. Daelman-Geerdink, Mr. R.G.M. Verhoef, Mr. C.D. Maroto Sobrado, Mr. A.P. de Carvalho Viana-Baptista, Mr. I. Aller Mallo and F.P. Ivorra Cano are the members of the Management Board of Brasilcel N.V., having its seat in Amsterdam, The Netherlands, and are constituting the entire Management Board, and the entire Management Board of Brasilcel N.V. is jointly fully authorized to act on behalf of Brasilcel N.V.

Amsterdam, 15 August 2003.

/s/ Paul Hubertus Nicolaas Quist

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